UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Address of principal executive offices)

(713) 332-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of a new Director

On March 5, 2012, the Board of Directors of Carriage Services, Inc. (the “Company”) elected Barry K. Fingerhut to serve as a Class II member to the Board of Directors until the 2013 annual meeting of shareholders. Mr. Fingerhut was appointed to serve on the Audit Committee, Compensation Committee and the Corporate Governance Committee.

Since January 1, 2011, the Company has not been a participant in any transactions or similar arrangements or relationships, and there are no proposed transactions or similar arrangements or relationships in which the Company will be a participant, in which the amount involved or to be involved exceeds $120,000 and in which Mr. Fingerhut or a related party had, has or will have a direct or indirect interest.

Mr. Fingerhut has been the Chief Executive Officer and majority equity owner of Certification Partners, LLC since the fall of 2010, which is the leading vendor-neutral certification company for developing IT skills for careers within the emerging markets of the Web. Prior to 2010, he focused much of his career in investing in small capitalization companies in the for-profit education and training, publishing, media, consumer services, hydrocarbon, investment and financial services industries. He served as President of GeoCapital, LLC from 1981 to 2004, following two years at First Manhattan Co., and four years as a Limited Partner, and subsequent General Partner of Weiss, Peck & Greer. In 1992, he co-founded Wheatley Partners, a venture capital partnership, specializing in investments in new technologies and services. In 2004, he formed Fingerhut Management, a family and friends investment office in New York City. In 2009, he co-founded The Caregiver Institute, LLC, formed to address the enormous challenges of aiding the work of home caregivers in the United States. Since 1992, Mr. Fingerhut has served on a number of public and private Boards of Directors, with current positions at private companies as the Chairman of Caregiver Institute, LLC and YourTango.com, and he is currently a member of the Boards of Directors of both Aequus Technologies, Inc. and Certification Partners, LLC. Mr. Fingerhut served on the Company’s Board of Directors during 1995 through 1999.

Concurrently with his election, the Board of Directors granted Mr. Fingerhut 16,835 shares of the Company’s common stock under our Director Compensation Policy, which was valued at $100,000 based on the closing price on March 5, 2012. One-half of these shares vested immediately, while the remainder will vest equally on March 5, 2013 and March 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

March 9, 2012	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President, Chief Accounting Officer and Assistant Secretary